As filed with the Securities and Exchange Commission on April 10, 2006

File No. 001-32732

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

AMENDMENT NO. 2

TO

FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

Embarq Corporation*

(Exact Name of Registrant as Specified in Its Charter)

Delaware	20-2923630
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

5454 W. 110th Street Overland Park, Kansas	66211
(Address of Principal Executive Offices)	(Zip Code)

(913) 323-4637

(Registrant’s Telephone Number, Including Area Code)

Copies to:

Claudia S. Toussaint, Esq. Vice President – Corporate Governance and Ethics, and Corporate Secretary Embarq Corporation 5454 W. 110th Street Overland Park, Kansas 66211 (913) 794-1513	E. William Bates, II, Esq. King & Spalding LLP 1185 Avenue of the Americas New York, New York 10036 (212) 556-2100

Securities to be registered pursuant to section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Common Stock, par value $0.01 per share	The New York Stock Exchange, Inc.

Securities registered pursuant to Section 12(g) of the Act: None

*	The registrant was formerly named LTD Holding Company. Effective as of February 1, 2006, the registrant changed its name to Embarq Corporation.

INFORMATION INCLUDED IN INFORMATION STATEMENT

AND INCORPORATED BY REFERENCE IN FORM 10

CROSS-REFERENCE SHEET BETWEEN INFORMATION STATEMENT AND ITEMS OF FORM 10

This Amendment No. 2 to the Registration Statement on Form 10 (the “Form 10”) incorporates by reference information contained in the information statement filed as exhibit 99.1 hereto (the “Information Statement”). The cross-reference table below identifies where the items required by Form 10 can be found in the Information Statement.

Item No.	Item Caption	Location in Information Statement

1.	Business	See “Summary,” “Risk Factors,” “Cautionary Statement Regarding Forward-Looking Statements,” “The Spin-Off,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Business,” “Agreements with Sprint Nextel” and “Index to Financial Statements and Financial Statement Schedule” and the statements referenced thereon.

1A.	Risk Factors	See “Risk Factors.”

2.	Financial Information	See “Summary,” “Selected Combined Financial Data,” “Unaudited Pro Forma Combined Financial Information” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

3.	Properties	See “Business—Properties.”

4.	Security Ownership of Certain Beneficial Owners and Management	See “Management—Security Ownership of Directors and Executive Officers” and “Security Ownership of Certain Beneficial Owners.”

5.	Directors and Executive Officers	See “Management.”

6.	Executive Compensation	See “The Spin-Off—Treatment of Stock Options and Other Stock-based Awards,” “Management” and “Agreements with Sprint Nextel—Employee Matters Agreement.”

7.	Certain Relationships and Related Transactions	See “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Management” and “Agreements with Sprint Nextel.”

8.	Legal Proceedings	See “Business—Legal Proceedings.”

9.	Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters	See “Summary,” “The Spin-Off,” “Dividend Policies” and “Description of Our Capital Stock.”

10.	Recent Sales of Unregistered Securities	See “Description of Our Capital Stock—Sales of Unregistered Securities.”

11.	Description of Registrant’s Securities to be Registered	See “The Spin-Off,” “Dividend Policies” and “Description of Our Capital Stock.”

12.	Indemnification of Directors and Officers	See “Indemnification of Directors and Officers.”

13.	Financial Statements and Supplementary Data	See “Index to Financial Statements and Financial Statement Schedule” and the statements referenced thereon.

14.	Changes in and Disagreements with Accountants on Accounting and Financial Disclosure	Not applicable.

ITEM 15.	FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements

The following combined financial statements and financial statement schedule are included in the Information Statement and filed as part of this Registration Statement:

Report of KPMG LLP, Independent Registered Public Accounting Firm

Combined Statements of Operations for the years ended December 31, 2005, 2004 and 2003

Combined Balance Sheets as of December 31, 2005 and 2004

Combined Statements of Cash Flows for the years ended December 31, 2005, 2004 and 2003

Combined Statements of Business Equity and Comprehensive Income (Loss) for the years ended December 31, 2005, 2004 and 2003

Notes to Combined Financial Statements

Schedule II—Combined Valuation and Qualifying Accounts

(b) Exhibits

The following exhibits are filed herewith unless otherwise indicated:

Exhibit Number	Description

2.1†	Form of Separation and Distribution Agreement

3.1**	Form of Amended and Restated Certificate of Incorporation of the registrant (as of the distribution date)

3.2**	Form of Amended and Restated Bylaws of the registrant (as of the distribution date)

4.1	See exhibits 3.1 and 3.2

10.1**	Transition Services Agreement between Embarq Corporation (“Receiver”) and Sprint Nextel Corporation (“Provider”) dated as of January 20, 2006

10.2**	Transition Services Agreement between Embarq Corporation (“Provider”) and Sprint Nextel Corporation (“Receiver”) dated as of January 20, 2006

10.3	Form of Tax Sharing Agreement

10.4	Form of Employee Matters Agreement

10.5**	Agreement Regarding Special Compensation and Post Employment Restrictive Covenants, dated as of December 12, 1995, by and between Sprint Corporation and Gene M. Betts

10.6**	Special Compensation and Non-Compete Agreement, dated as of August 12, 1996, by and between Sprint Corporation and William R. Blessing

10.7**	Employment Agreement, dated as of August 29, 2005, by and among Sprint Corporation, Sprint/United Management Company and Melanie Coleman

10.8**	Special Compensation and Non-Compete Agreement, dated as of August 12, 1997, by and between Sprint Corporation and Michael B. Fuller

10.9**	Contingency Employment Agreement, dated as of August 12, 1997, by and between Sprint Corporation and Michael B. Fuller

10.10**	Employment Agreement, dated as of December 3, 2003, by and among Sprint Corporation, Sprint/United Management Company and Thomas A. Gerke

10.11**	Employment Agreement, dated as of June 7, 2005, by and among Sprint Corporation, Sprint/United Management Company and Daniel R. Hesse

10.12**	Special Compensation and Non-Compete Agreement, dated as of December 9, 1997, by and between Sprint Corporation and Thomas J. McEvoy

10.13	Form of Patent Agreement

12.1	Computation of Ratio of Earnings to Fixed Charges

21.1	Subsidiaries of the registrant

99.1	Information Statement

**	Previously filed.
†	Schedules and/or exhibits not filed will be furnished supplementally to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this amendment no. 2 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Embarq Corporation

Date: April 10, 2006	By:	/S/ DANIEL R. HESSE
Daniel R. Hesse Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

2.1†	Form of Separation and Distribution Agreement

3.1**	Form of Amended and Restated Certificate of Incorporation of the registrant (as of the distribution date)

3.2**	Form of Amended and Restated Bylaws of the registrant (as of the distribution date)

4.1	See exhibits 3.1 and 3.2

10.1**	Transition Services Agreement between Embarq Corporation (“Receiver”) and Sprint Nextel Corporation (“Provider”) dated as of January 20, 2006

10.2**	Transition Services Agreement between Embarq Corporation (“Provider”) and Sprint Nextel Corporation (“Receiver”) dated as of January 20, 2006

10.3	Form of Tax Sharing Agreement

10.4	Form of Employee Matters Agreement

10.5**	Agreement Regarding Special Compensation and Post Employment Restrictive Covenants, dated as of December 12, 1995, by and between Sprint Corporation and Gene M. Betts

10.6**	Special Compensation and Non-Compete Agreement, dated as of August 12, 1996, by and between Sprint Corporation and William R. Blessing

10.7**	Employment Agreement, dated as of August 29, 2005, by and among Sprint Corporation, Sprint/United Management Company and Melanie Coleman

10.8**	Special Compensation and Non-Compete Agreement, dated as of August 12, 1997, by and between Sprint Corporation and Michael B. Fuller

10.9**	Contingency Employment Agreement, dated as of August 12, 1997, by and between Sprint Corporation and Michael B. Fuller

10.10**	Employment Agreement, dated as of December 3, 2003, by and among Sprint Corporation, Sprint/United Management Company and Thomas A. Gerke

10.11**	Employment Agreement, dated as of June 7, 2005, by and among Sprint Corporation, Sprint/United Management Company and Daniel R. Hesse

10.12**	Special Compensation and Non-Compete Agreement, dated as of December 9, 1997, by and between Sprint Corporation and Thomas J. McEvoy

10.13	Form of Patent Agreement

12.1	Computation of Ratio of Earnings to Fixed Charges

21.1	Subsidiaries of the registrant

99.1	Information Statement

**	Previously filed.
†	Schedules and/or exhibits not filed will be furnished supplementally to the Securities and Exchange Commission upon request.